Exhibit 99.1

November 8, 2018

We are pleased to provide you with a summary of your company’s financial performance for the period ended September 30, 2018.

Net income was $2.3 million for the quarter ended September 2018 compared to $2.4 million for the quarter ended September 30, 2017, a decrease of $59 thousand, or 2.5%.These results reflected an increase in the Company’s net interest income of $199 thousand, or 2.9%, and a decrease in the provision for income taxes of $402 thousand, or 47.0%. These positive changes were partially offset by a decrease in noninterest income of $54 thousand, or 2.2%, and an increase in noninterest expenses of $606 thousand, or 10.2%.

Year-to-date earnings for 2018 were $7.5million, or $1.68 per share, compared to $6.5 million, or $1.46 per share, for the same period in 2017, an increase of 15.0% year over year. Net interest income improved $1.4 million, or 7.4%, and the provision for income taxes decreased $927 thousand, or 39.6%. These positive changes were partially offset by an increase in noninterest expenses of $1.2 million, or 7.0%, and an increase in the provision for loan losses of $150 thousand.

Total assets increased $74.3 million, or 10.5% to reach $779.7 million as of September 30, 2018 from $705.3 million as of September 30, 2017. Total loans increased $59.3 million, or 10.1% to $644.6 million as of September 30, 2018 compared to $585.3 million as of September 30, 2017. Total deposits reached $667.7 million as of September 30, 2018 compared to $606.6 million a year ago, or growth of 61.1 million, or 10.1%. Borrowed funds were $42.0 million as of September 30, 2018, an increase of $9.5 million compared to September 30, 2017. The Company had total capital of $60.8 million with a book value per share of $13.61 as of September 30, 2018 compared to $59.6 million and $13.36 per share as of September 30, 2017.

We have previously informed you of our plan to terminate the bank’s Defined Benefit Pension Plan in 2018. In preparation for the termination Plan participants have been notified, offered financial counseling, and solicited for their instructions on how they wish to have their funds distributed. Actuarial calculations have been finalized, pension plan assets converted to cash, and annuity providers selected. By the time you read this letter, the pension plans assets will have been distributed to our annuity provider in the case of participants on payout, and distributed to the investment vehicle chosen by participants not on payout.

There are non-recurring impacts on our financial statements related to the pension termination. First, we made an $850 thousand cash contributions to the plan during 2018. Second, during 2018 we will have recorded a total of $3.7 million in net pension termination related expenses. Finally, we will see an increase in total capital on our balance sheet as the component of accumulated other comprehensive loss related to the pension plan will be removed. With the pension completely terminated, there will be no cash contributions to the plan, no related pension expenses, and no further liabilities associated with the Defined Benefit Pension plan going forward.

On October 17, 2018, the Board of Directors declared a regular quarterly cash dividend of $0.30 per share payable November 8, 2018 to shareholders of record as of October 29, 2018. Please find your dividend check or advice of remittance enclosed. Please contact Kristy Adams Alfieri at 802-888-0982 to receive your dividend using direct deposit.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
ASSETS	SEPT 30, 2018	SEPT 30, 2017	SEPT 30, 2018		SEPT 30, 2017	SEPT 30, 2018	SEPT 30, 2017	Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO

								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(9 months ended)
								Dawn D. Bugbee	John H. Steel - Secretary
Cash and Due from Banks	$4,063	$3,512	Interest Income	$8,095	$7,397	$23,609	$21,337
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
								Nancy C. Putnam	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	9,837	8,885	Interest Expense	1,086	587	2,464	1,640	Timothy W. Sargent
			Net Interest Income	7,009	6,810	21,145	19,697	David S. Silverman	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	9,747	8,356						John H. Steel
			Provision for Loan Losses	150	150	300	150	Schuyler W. Sweet
Investment Securities	72,133	64,970	Net Interest Income After Provision for Loan Losses	6,859	6,660	20,845	19,547		Michael R. Barrett - St. Johnsbury
Loans Held for Sale	7,457	5,675							Joel S. Bourassa - Northern NH
			Trust Income	195	179	579	548	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	637,130	579,651	Noninterest Income	2,257	2,327	6,496	6,524	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
								Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,610)	(5,259)	Noninterest Expenses:					Joel S. Bourassa	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,745	2,570	8,008	7,642	Steven J. Bourgeois	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	15,747	13,244						Dawn D. Bugbee	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	1,144	954	3,299	2,784	John M. Goodrich	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	29,154	26,312						Nancy C. Putnam	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	338	320	1,069	1,073	Timothy W. Sargent	Daniel J. Luneau - St. Albans
Total Assets	$779,658	$705,346						David S. Silverman	Mary K. Parent - St. Johnsbury
			Equipment Expense	528	532	1,574	1,589	John H. Steel	Samuel H. Ruggiano - St. Albans
								Schuyler W. Sweet	David S. Silverman - All
			Other Expenses	1,792	1,565	5,050	4,665		Schuyler W. Sweet - Northern NH

			Total	6,547	5,941	19,000	17,753	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT 30, 2018	SEPT 30, 2017
			Income Before Taxes	2,764	3,225	8,920	8,866
			Income Tax Expense	453	855	1,412	2,339	VERMONT
Noninterest Bearing Deposits	$126,596	$119,203
			Net income	$2,311	$2,370	$7,508	$6,527	Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	407,965	387,707						Danville	421 Route 2 East	802.684.2211
			Earnings per share	$0.52	$0.53	$1.68	$1.46	Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	133,162	99,714						Hardwick	103 VT Route 15 West	802.472.8100
			Book Value Per Share			$13.61	$13.36	Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	41,990	32,520						Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	9,168	6,595						Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,882	9,876						Newport	Loan Center
									325 East Main Street	802.334.0750
Additional Paid-in Capital	897	753						St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings								St. Johnsbury	364 Railroad Street	802.748.3131
	60,686	55,731							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(6,612)	(2,692)						S. Burlington	Loan Center
									30 Kimball Avenue	802.865.1000
								Stowe	47 Park Street	802.253.6600
Treasury Stock at Cost	(4,076)	(4,061)						NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
Total Liabilities & Shareholders' Equity	$779,658	$705,346						Littleton	263 Dells Road	603.444.7136
Standby letters of credit were $2,125,000 and $2,158,000 at September 30, 2018 and 2017, respectively.									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								N. Woodstock	155 Main Street	603.745.2488